UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2011 (May 24, 2011)

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices)  (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 24, 2011, Government Properties Income Trust, or the Company, entered into an agreement, or the Purchase Agreement, to acquire an office property located in New York, New York with approximately 187,060 rentable square feet.  This property is 100% leased to and occupied by the United Nations.  On May 27, 2011, the Company acquired this property for a cash purchase price of $114,050,000, excluding acquisition costs.  This purchase was funded by using cash on hand and drawings under the Company’s revolving credit facility.

The description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Reference is hereby made to the information in Item 1.01 Entry into a Material Definitive Agreement, which is incorporated in this Item 2.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

No financial statements are being filed with this report.  All required financial statements in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

No pro forma financial information is being filed with this report.  All required pro forma financial information in connection with the acquisition described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibit.

The Company hereby files the following exhibit:

2.1	Real Estate Sale Contract, dated as of May 24, 2011, by and between 305 BRG-IMICO LLC (f/k/a 305 BRG-Intell LLC), as Seller, and Government Properties Income Trust, as Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: May 31, 2011